Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-258576, 333-258572, 333-181667, 333-153397, 333-151272, 333-101225, 333-208698, and 333-231826) of Pediatrix Medical Group, Inc. of our report dated February 20, 2024 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 20, 2024